EXHIBIT 24

                                FORD HOLDINGS, INC.

                       Certificate of an Assistant Secretary
                       -------------------------------------

        The undersigned, P. J. Sherry, Jr., an Assistant Secretary of FORD HOLDINGS, INC., a Delaware corporation (the "Company"), DOES HEREBY CERTIFY that the following are true and correct copies of resolutions adopted by the Board of Directors of the Company by unanimous written consent dated as of March 2, 1994 and the same are in full force and effect on the date hereof:

               RESOLVED, That preparation of an Annual Report of the Company on Form 10-K for the year ended December 31, 1993 (the "10-K Report"), including exhibits and other documents, to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended, be and hereby is in all respects authorized and approved; that the draft 10-K Report attached hereto be and hereby is approved in all respects; that the directors and appropriate officers of the Company, and each of them, be and hereby are authorized to sign and execute in their own behalf, or in the name and on behalf of the Company, or both, as the case may be, the 10-K Report, and any and all amendments thereto, with such changes therein as such directors and officers may deem necessary, appropriate or desirable, as conclusively evidenced by their execution thereof; and that the appropriate officers of the Company, and each of them, be and hereby are authorized to cause the 10-K Report and any such amendments, so executed, to be filed with the Commission.

             RESOLVED, That each officer and director who may be required to sign and execute the 10-K Report or any amendment thereto or document in connection therewith (whether in the name and on behalf of the Company, or as an officer or director of the Company, or otherwise), be and hereby is authorized to execute a power of attorney appointing S. A. Seneker, T. F. Marrs, J. M. Rintamaki, T. J. DeZure, L. J. Ghilardi and P. J. Sherry, Jr., and each of them, severally, his true and lawful attorney or attorneys to sign in his name, place and stead in any such capacity the 10-K Report and any and all amendments thereto and documents in connection therewith, and to file the same with the Commission, each of said attorneys to have power to act with or without the other, and to have full power and authority to do and perform in the name and on behalf of each of said officers and directors who shall have executed such power of attorney, every act whatsoever which such attorneys, or any of them, may deem necessary, appropriate or desirable to be done in connection therewith as fully and to all intents and purposes as such officers or directors might or could do in person.


        WITNESS MY HAND this 23rd day of March, 1994.



                                     /s/P. J. Sherry, Jr.
                                        P. J. Sherry, Jr.
                                        Assistant Secretary

j:\10k\seccert.93

                         POWER OF ATTORNEY WITH RESPECT TO
                       ANNUAL REPORT OF FORD HOLDINGS, INC.
                 ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1993
                 -------------------------------------------------

        KNOW ALL MEN BY THESE PRESENTS that each of the undersigned, an officer and/or director of FORD HOLDINGS, INC. does hereby constitute and appoint S. A. Seneker, T. F. Marrs, J. M. Rintamaki,
T. J. DeZure, L. J. Ghilardi and P. J. Sherry, Jr., and each of them, severally, his true and lawful attorney and agent at any time and from time to time to do any and all acts and things and execute, in his name (whether on behalf of FORD HOLDINGS, INC., or as an officer or director of FORD HOLDINGS, INC., or otherwise) any and all instruments which said attorney and agent may deem necessary or advisable in order to enable FORD HOLDINGS, INC. to comply with the Securities Exchange Act of 1934, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the Annual Report of FORD HOLDINGS, INC. on Form 10-K for the year ended December 31, 1993 and any and all amendments thereto, as authorized by unanimous written consent of the Board of Directors of FORD HOLDINGS, INC. dated as of March 2, 1994, including specifically but without limitation thereto, power and authority to sign his or her name (whether on behalf of FORD HOLDINGS, INC., or as an officer or director of FORD HOLDINGS, INC., or otherwise) to such Annual
Report and to any such amendments to be filed with the Securities and Exchange Commission, or any of the exhibits or financial statements and schedules filed therewith, and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorneys and agents, and each of them, shall do or cause to be done by virtue hereof. Any one of said attorneys and agents shall have, and may exercise, all the powers hereby conferred.

        IN WITNESS WHEREOF, each of the undersigned has signed his name hereto as of the 2nd day of March 1994.


  /s/Wayland F. Blood                                 /s/Dean E. Richardson
     Wayland F. Blood                                    Dean E. Richardson


  /s/Malcolm S. Macdonald                             /s/Stanley A. Seneker
     Malcolm S. Macdonald                                Stanley A. Seneker


  /s/Terrence F. Marrs                                /s/H. James Toffey, Jr.
     Terrence F. Marrs                                   H. James Toffey, Jr.

  /s/David N. McCammon                                 /s/Kenneth Whipple
     David N. McCammon                                    Kenneth Whipple








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